As of June 30, 2015, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity


VP MONEY MARKET
JEFERSON NATIONAL LIFE INSURANCE CO		42.08%

PROFUND VP INTERNET
NATIONWIDE LIFE INSURANCE COMPANY		38.97%

ProFund VP ULTRASMALL-Cap
PHILADELPHIA FINANCIAL LIFE ASSURANCE CO	27.68%

PROFUND VP CONSUMER SERVICES
TRANSAMERICA PREMIER LIFE INSURANCE CO		27.46%

PROFUND VP PRECIOUS METALS
TRANSAMERICA PREMIER LIFE INSURANCE CO		25.58%

PROFUND VP SHORT NASDAQ-100
JEFFERSON NATIONAL LIFE INSURANCE CO		44.87%

PROFUND VP ULTRA MID-CAP
PHILADELPHIA FINANCIAL LIFE ASSURANCE CO	42.96%

PROFUND VP JAPAN
NATIONWIDE LIFE INSURANCE COMPANY		25.87%

PROFUND VP ULTRASHORT NASDAQ-100
PHILADELPHIA FINANCIAL LIFE ASSURANCE CO	64.45%

PROFUNDS VP SHORT DOW 30
PROFUND ADVISORS LLC				37.23%

PROFUNDS VP SHORT DOW 30
AMERITAS LIFE INSURANCE CORP			26.00%




As of June 30, 2015, the following
persons or entities no longer own
more than 25% of a funds voting security.

VP MONEY MARKET
PHILADELPHIA FINANCIAL LIFE ASSURANCE CO

PROFUND VP SMALL-CAP
JEFFERSON NATIONAL LIFE INSURANCE CO

PROFUND VP BIOTECHNOLOGY
AMERICAN SKANDIA LIFE ASSURANCE CORP

PROFUND VP CONSUMER SERVICES
NATIONWIDE LIFE INSURANCE COMPANY

PROFUND VP CONSUMER GOODS
NATIONWIDE LIFE INSURANCE COMPANY

PROFUND VP SHORT NASDAQ-100
TRANSAMERICA PREMIER LIFE INSURANCE CO

PROFUND VP SHORT NASDAQ-100
AMERICAN SKANDIA LIFE ASSURANCE CORP

PROFUND VP ASIA 30
LINCOLN NATIONAL LIFE INS CO

PROFUNDS VP DOW 30
MIDLAND NATIONAL LIFE INSURANCE COMPANY